Exhibit 1(b)


                                Pricing Agreement



Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

NationsBanc Capital Markets, Inc.
NationsBank Corp Center
7th Floor
100 North Tryon Street
Charlotte, North Carolina 28255

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


                                                             February 20, 1997

Ladies and Gentlemen:

         MacSaver Financial Services, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 6, 1996 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Notes specified in Schedule II hereto (the "Notes"). The Notes will be unconditionally guaranteed as to the payment of principal, premium, if any, and interest (the "Guarantees") by Heilig-Meyers Company, a Virginia corporation (the "Guarantor"). The Notes and the Guarantees are hereinafter collectively called the "Securities". Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Notes and the Guarantees (together, the Designated Securities which are the subject of this Pricing Agreement). Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of
Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company and the Guarantor agree to issue and the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in
Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement among each of the Underwriters, the Company and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Guarantor for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                      Very truly yours,

                                      MacSaver Financial Services, Inc.


                                      By:      /s/ Dossi V. Bhavnagri
                                          -------------------------------
                                               Name: Dossi V. Bhavnagri
                                               Title: Vice President


                                       Heilig-Meyers Company


                                       By:     /s/ Paige H. Wilson
                                          -----------------------------
                                               Name: Paige H. Wilson
                                               Title: Vice President,
                                               Treasurer and Secretary



Accepted as of the date hereof:

Goldman, Sachs & Co.
NationsBanc Capital Markets, Inc.
Salomon Brothers Inc

By:      Goldman, Sachs & Co.


By:      /s/ Goldman, Sachs & Co.
    ----------------------------------------
         (Authorized Officer and Attorney-in-fact)

         On behalf of each of the Underwriters

                                   SCHEDULE I


                                                                                        Principal
                                                                                        Amount of
                                                                                       Designated
                                                                                       Securities
                                                                                          to be
                                   Underwriter                                          Purchased
                                   -----------                                         -----------
Goldman, Sachs & Co............................................................... $    33,334,000
NationsBanc Capital Markets, Inc.................................................. $    33,333,000
Salomon Brothers Inc.............................................................. $    33,333,000
Total............................................................................. $   100,000,000
                                                                                       ===========


                                   SCHEDULE II
                         TERMS OF DESIGNATED SECURITIES

                        7.40% NOTES DUE FEBRUARY 15, 2002

Title of Designated Securities:

         7.40% Notes due February 15, 2002

Aggregate principal amount:

         $100,000,000

Price to Public:

         99.832% of the principal amount of the Designated Securities, plus accrued interest from February 15, 1997 to February 25, 1997

Purchase Price by Underwriters:

         98.957% of the principal amount of the Designated Securities, plus accrued interest from February 15, 1997 to February 25, 1997

Form of Designated Securities:

         Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

         DTC, Same day funds

Time of Delivery:

         10:00 A.M., New York City time, on February 25, 1997

Indenture:

         Indenture dated as of August 1, 1996, among the Company, the Guarantor and First Union National Bank of Virginia, as Trustee

Maturity:

         February 15, 2002

Interest Rate and Interest Period:

         7.40% from February 15, 1997, or from the most recent Interest Payment Date to which interest has been paid or provided

Interest Payment Dates:

         August 15 and February 15, commencing August 15, 1997

Redemption Provisions:

         No provisions for redemption

Sinking Fund Provisions:

         No sinking fund provisions

Closing location for delivery of Designated Securities:

         The offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004

Names and addresses of Underwriters:

         Goldmen, Sachs & Co.
         85 Broad Street
         New York, New York 10004

         NationsBanc Capital Markets, Inc.
         NationsBank Corp Center
         7th Floor
         100 North Tryon Street
         Charlotte, North Carolina 28255

         Salomon Brothers Inc
         Seven World Trade Center
         New York, New York 10048